Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s, Inc. (the “Company”) on Form 10-Q for the period ended October 29, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen M. King, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)                                  The Report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 11, 2006

/s/ Stephen M. King
Stephen M. King
Chief Executive Officer and Chief Financial Officer